Exhibit 14(a)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

MainStay Funds Trust:

We consent to the use of our reports dated December 21, 2018, with respect to the financial statements and financial highlights of MainStay Retirement 2010 Fund, MainStay Retirement 2020 Fund, MainStay Retirement 2030 Fund, MainStay Retirement 2040 Fund, MainStay Retirement 2050 Fund, MainStay Retirement 2060 Fund, MainStay Conservative Allocation Fund, MainStay Moderate Allocation Fund, MainStay Moderate Growth Allocation Fund, and MainStay Growth Allocation Fund, each a series of MainStay Funds Trust, as of October 31, 2018, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights,” “Form of Agreement and Plan of Reorganization,” and “Financial Highlights of the Acquired Funds and the Acquiring Funds” in the Combined Information Statement/Prospectus and under the heading “Pro Forma Financial Information” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 1, 2019